    As filed with the Securities and Exchange Commission on August 1, 2001
                                                       Registration No. 33-93796
--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                MICROTEST, INC.
            (Exact name of registrant as specified in its charter)


                  Delaware                             86-0485884
       (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)           Identification Number)


                            4747 North 22nd Street
                            Phoenix, Arizona 85016
                   (Address of Principal Executive Offices)

                                (602) 952-6400
             (Registrant's telephone number, including area code)

           Microtest, Inc. Non-Employee Directors Stock Option Plan
                           (Full title of the plan)

                                Mark A. Dewire
                          Wilmer, Cutler & Pickering
                               2445 M Street, NW
                          Washington, D.C. 20037-1420
                                (202) 663-6012

                      DEREGISTRATION OF UNSOLD SECURITIES

      The Registration Statement on Form S-8 (Registration No. 33-93796) (the "Registration Statement") of Microtest, Inc. ("Microtest") pertaining to 50,000 shares of common stock of Microtest to which this Post-Effective Amendment No. 1 relates, became effective on June 21, 1995.

      In accordance with an undertaking made by Microtest in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Microtest hereby removes from registration the securities of Microtest registered but unsold under the Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington on the 31st day of July, 2001.

                                          MICROTEST, INC.

                                          By:   /s/   Chris Odell
                                               -------------------------------
                                               Name:  Chris Odell
                                               Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                               Date
               ---------                                    -----                               ----
        /s/   Chris Odell                         President (Principal Executive            July 31, 2001
    -------------------------------               Officer)
               Chris Odell

        /s/   Mark Kuhn                           Vice President and Treasurer              July 31, 2001
   --------------------------------               (Principal Financial and
              Mark Kuhn                           Accounting Officer)


        /s/  Patrick W. Allender                  Director                                  July 31, 2001
   --------------------------------
             Patrick W. Allender


        /s/  James H. Ditkoff                     Director                                  July 31, 2001
   --------------------------------
             James H. Ditkoff


     /s/ Christopher C. McMahon                   Director                                  July 31, 2001
   --------------------------------
         Christopher C. McMahon